CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Form 20-F of Dynamic Resources Corp. of our report on the consolidated balance sheets of Dynamic Resources Corp. as of December 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and stockholders' equity for the three years ended December 31, 2005.


AMISANO HANSON
Chartered Accountants

"Amisano Hanson"


Vancouver, BC, Canada
November 27, 2006




A PARTNERSHIP OF INCORPORATED PROFESSIONALS     AMISANO HANSON
                                             CHARTERED ACCOUNTANTS



750 WEST PENDER STREET, SUITE 604 			TELEPHONE:604-689-0188

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